EXECUTION COPY v. MANAGEMENT AGREEMENT by and among ANGEL OAK MORTGAGE REIT, INC., ANGEL OAK MORTGAGE OPERATING PARTNERSHIP, LP and FALCONS I, LLC Dated as of October 1, 2025

v. MANAGEMENT AGREEMENT, dated as of October 1, 2025, by and among Angel Oak Mortgage REIT, Inc., a Maryland corporation (the “Company”), Angel Oak Mortgage Operating Partnership, LP, a Delaware limited partnership (the “Operating Partnership”), and Falcons I, LLC, a Delaware limited liability company (the “Manager”). W I T N E S E T H: WHEREAS, the Company, the Operating Partnership and the Manager entered into that certain Management Agreement dated as of June 21, 2021 (the “Prior Agreement”); WHEREAS, the Company, the Operating Partnership and the Manager amended and restated the Prior Agreement as of May 1, 2024 (as amended as of the date hereof, the “Amended and Restated Prior Agreement”); WHEREAS, the Company, the Operating Partnership and the Manager desire to enter into this Agreement to supersede and replace the Amended and Restated Prior Agreement; WHEREAS, the Company is a Maryland corporation which acquires and invests in first lien “non qualified” mortgage loans (“non-QM loans”) and other mortgage-related assets and has elected to receive the tax benefits accorded by Sections 856 through 860 of the Internal Revenue Code of 1986 (the “Code”) and believes it has qualified and intends to continue to qualify as a REIT; WHEREAS, the Company conducts substantially all of its operations, and makes substantially all of its investments, through the Operating Partnership, which is a Subsidiary (as defined below) of the Company; WHEREAS, the Company and the Operating Partnership desire to retain the Manager to manage the business and investment affairs of the Company and the Subsidiaries and to perform services for the Company and the Subsidiaries in the manner and on the terms set forth herein and the Manager wishes to be retained to provide such services. NOW THEREFORE, in consideration of the premises and agreements hereinafter set forth, the parties hereto hereby agree as follows: Section 1. Definitions. (a) The following terms shall have the meanings set forth in this Section 1(a): “Affiliate” means (1) any Person directly or indirectly controlling, controlled by or under common control with such other Person, (2) any executive officer or general partner of such other Person and (3) any legal entity for which such Person acts as an executive officer or general partner. “Affiliated Transactions and Risk Committee” means a committee of the Board of Directors, comprised of no fewer than three Independent Directors, charged with approving the Company’s or any Subsidiary’s acquisition of any non-QM loans or any other Target Assets from Angel Oak Mortgage Lending or other Affiliate of the Manager.

2 “Agreement” means this Management Agreement, as amended, supplemented or otherwise modified from time to time. “Allocation Policy” means the whole loan allocation policy for Angel Oak Capital and certain of its Affiliates, including the Manager, with respect to the allocation of investment opportunities, as the same may be amended, restated, modified or supplemented from time to time. “Amended and Restated Prior Agreement” has the meaning set forth in the Recitals. “Angel Oak Capital” means Angel Oak Capital Advisors, LLC. “Angel Oak Commercial Lending” means Angel Oak Commercial Lending, LLC and any successor in interest thereto. “Angel Oak Home Loans” means Angel Oak Home Loans LLC. “Angel Oak Mortgage Lending” means, collectively, Angel Oak Mortgage Solutions, Angel Oak Home Loans and Angel Oak Commercial Lending. “Angel Oak Mortgage Solutions” means Angel Oak Mortgage Solutions LLC. “Automatic Renewal Term” has the meaning set forth in Section 11(b) hereof. “Bankruptcy” means, with respect to any Person, (1) the filing by such Person of a voluntary petition seeking liquidation, reorganization, arrangement or readjustment, in any form, of its debts under Title 11 of the United States Code or any other federal, state or foreign insolvency law, or such Person’s filing an answer consenting to or acquiescing in any such petition, (2) the making by such Person of any assignment for the benefit of its creditors, (3) the expiration of 60 days after the filing of an involuntary petition under Title 11 of the Unites States Code, an application for the appointment of a receiver for a material portion of the assets of such Person, or an involuntary petition seeking liquidation, reorganization, arrangement or readjustment of its debts under any other federal, state or foreign insolvency law, provided, that the same shall not have been vacated, set aside or stayed within such 60-day period or (4) the entry against it of a final and non-appealable order for relief under any bankruptcy, insolvency or similar law now or hereinafter in effect. “Base Management Fee” means the base management fee, calculated and payable quarterly in arrears in cash, in an amount equal to 1.50% per annum of the Company’s Equity. For purposes of calculating the Base Management Fee, outstanding limited partnership interests in the Operating Partnership (other than limited partnership interests held by the Company) shall be treated as outstanding Common Stock. The Base Management Fee shall be pro rated for partial periods, to the extent necessary, as described more fully elsewhere herein. “Board of Directors” means the board of directors of the Company.

3 “Business Day” means any day except (i) a Saturday or a Sunday, (ii) or a day on which banking institutions in New York, New York or Atlanta, Georgia are not required to be open. “Cause Event” means (1) the Manager shall materially breach any provision of this Agreement and such breach shall continue for a period of thirty (30) days after the Manager’s receipt of written notice thereof specifying such breach and requesting that the same be remedied in such 30-day period (or forty-five (45) days after the Manager’s receipt of written notice of such breach if the Manager takes steps to cure such breach within thirty (30) days of the written notice), (2) the Manager shall commit any act of fraud, misappropriation of funds, or embezzlement against the Company or any Subsidiary, (3) the Manager shall commit any act of gross negligence in the performance of its duties under this Agreement, (4) the commencement of any proceeding relating to the Manager’s Bankruptcy or insolvency, (5) a conviction of the Manager (including a plea of nolo contendere) of a felony, (6) the dissolution of the Manager, (7) a Change in Control of the Manager, or (8) the Manager is unable under applicable law or regulation to perform its obligations under this Agreement. “Change in Control of the Manager” means the occurrence of any of the following: (1) the sale, lease or transfer, in one or a series of related transactions, of all or substantially all of the assets of the Manager, taken as a whole, to any Person other than one or more Affiliates of the Manager, Angel Oak Capital, the Company or a Subsidiary; or (2) the acquisition by any Person or group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act, or any successor provision), including any group acting for the purpose of acquiring, holding, voting or disposing of securities (within the meaning of Rule 13d-5(b)(1) under the Exchange Act), other than one or more Affiliates of the Manager, Angel Oak Capital, the Company or a Subsidiary, in a single transaction or in a related series of transactions, by way of merger, consolidation or other business combination or purchase of beneficial ownership (within the meaning of Rule 13 d-3 under the Exchange Act, or any successor provision) of 50% or more of the total voting power of the voting securities of the Manager. “Claim” has the meaning set forth in Section 9(c) hereof. “Closing Date” means the date of closing of the Initial Public Offering. For the avoidance of doubt, the Closing Date shall refer to the first settlement date of the Initial Public Offering and not to any subsequent settlement date relating to the Underwriters’ option to purchase additional shares of Common Stock in the Initial Public Offering. “Code” has the meaning set forth in the Recitals. “Common Stock” means the common stock, $0.01 par value per share, of the Company. “Company Account” has the meaning set forth in Section 5 hereof. “Company Indemnified Party” has the meaning set forth in Section 9(b) hereof. “Compensation Committee” means the Compensation Committee of the Board of Directors. “Conduct Policies” has the meaning set forth in Section 2(q) hereof.

4 “Confidential Information” has the meaning set forth in Section 6(a) hereof. “Distributable Earnings” means net income (loss) allocable to holders of Common Stock, calculated in accordance with GAAP, excluding (1) unrealized gains on the aggregate portfolio of the Company and the Subsidiaries, (2) impairment losses, (3) extinguishment of debt, (4) non-cash equity compensation expense, (5) the Incentive Fee earned by the Manager, (6) realized gains or losses on swap terminations and (7) certain other non-recurring gains or losses determined after discussions between the Manager and the Independent Directors and approval by a majority of the Independent Directors. For the initial four fiscal quarters following the Closing Date, Distributable Earnings will be calculated on the basis of each of the previously completed fiscal quarters on an annualized basis. Distributable Earnings for the initial fiscal quarter following the Initial Public Offering will be calculated from the Closing Date on an annualized basis. “Dodd-Frank Act” means the Dodd-Frank Wall Street Reform and Consumer Protection Act. “Effective Termination Date” has the meaning set forth in Section 11(c) hereof. “Equity” means (1) the sum of (a) the net proceeds received by the Company (or, without duplication, the Subsidiaries) from all issuances of the Company’s or the Subsidiaries’ equity securities since inception (allocated on a pro rata basis for such issuances during the calendar quarter of any such issuance), plus (b) the Company’s cumulative Distributable Earnings for the period commencing on the Closing Date to the end of the most recently completed calendar quarter, (2) less (a) any distributions to the holders of the Common Stock (or owners of the Subsidiaries (other than the Company or any of the Subsidiaries)) following the Closing Date, (b) any amount that the Company or any of the Subsidiaries have paid to repurchase the Common Stock or common equity securities of the Subsidiaries following the Closing Date and (c) any Incentive Fee earned by the Manager following the Closing Date. All items in the foregoing sentence (other than clause (1)(b)) shall be calculated on a daily weighted average basis. The amount of net proceeds received by the Company (or, without duplication, the Subsidiaries) from all issuances of the Company’s or the Subsidiaries’ equity securities shall be subject to the determination of the Board of Directors to the extent such proceeds are other than cash. “Excess Funds” has the meaning set forth in Section 2(r) hereof. “Exchange Act” means the Securities Exchange Act of 1934, as amended. “GAAP” means generally accepted accounting principles in effect in the United States on the date such principles are applied. “Governing Instruments” means, with regard to any entity, the charter, articles of incorporation or certificate of incorporation and bylaws in the case of a corporation, the trust instrument in the case of a trust, the certificate of limited partnership (if applicable) and the partnership agreement in the case of a general or limited partnership, the certificate of formation

5 and operating agreement in the case of a limited liability company, or similar governing documents, in each case as amended. “Incentive Fee” means the incentive fee calculated and payable in cash with respect to each calendar quarter (or part thereof that this Agreement is in effect) in arrears in an amount, not less than zero, equal to the excess of (1) the product of (a) 15% and (b) the excess of (i) Distributable Earnings of the Company for the previous 12-month period, over (ii) the product of (A) the Company’s Equity in the previous 12-month period, and (B) 8% per annum, over (2) the sum of any Incentive Fee earned by the Manager with respect to the first three calendar quarters of such previous 12-month period. For purposes of calculating the Incentive Fee, to the extent the Company has a net loss in Distributable Earnings from a period prior to the previous 12-month period that has not been offset by Distributable Earnings in a subsequent period, such loss will continue to be included in the previous 12-month period calculation until it has been fully offset. The Incentive Fee shall be pro rated for partial periods, to the extent necessary, based on the number of days elapsed or remaining in such period, as the case may be (including any calendar quarter during which the Closing Date occurs and any calendar quarter during which any Effective Termination Date occurs). “Indemnified Party” has the meaning set forth in Section 9(b) hereof. “Independent Director” means a member of the Board of Directors who is not an officer or employee of the Manager or any Affiliate thereof and who otherwise is “independent” in accordance with the rules of the NYSE or such other securities exchange on which the Common Stock may be listed. “Initial Public Offering” means the sale by the Company of 7,200,000 shares of Common Stock in the initial public offering of the Company registered with the SEC. “Investment Company Act” means the Investment Company Act of 1940, as amended. “Investment Guidelines” means the Company’s investment guidelines approved by the Board of Directors, a copy of which is attached hereto as Exhibit A, as the same may be amended, restated, modified, supplemented or waived by the Board of Directors (which must include a majority of the Independent Directors) as specified therein. “Losses” has the meaning set forth in Section 9(a) hereof. “Manager Indemnified Party” has the meaning set forth in Section 9(a) hereof. “Manager Permitted Disclosure Parties” has the meaning set forth in Section 6(a) hereof. “Nonrenewal Termination” has the meaning set forth in Section 11(c) hereof. “Non-QM loans” has the meaning set forth in the Recitals.

6 “Notice of Proposal to Negotiate” has the meaning set forth in Section 11(c) hereof. “NYSE” means the New York Stock Exchange, Inc. “Person” means any natural person, corporation, partnership, association, limited liability company, estate, trust, joint venture, unincorporated association, any federal, state, county or municipal government or any bureau, department or agency thereof or any other legal entity and any fiduciary acting in such capacity on behalf of the foregoing. “Portfolio Management Services” has the meaning set forth in Section 2(b) hereof. “Prior Agreement” has the meaning set forth in the Recitals. “REIT” means a “real estate investment trust” as defined under the Code. “Sarbanes-Oxley Act” means the Sarbanes-Oxley Act of 2002. “SEC” means the United States Securities and Exchange Commission. “Securities Act” means the Securities Act of 1933, as amended. “Stockholder” means a stockholder of the Company. “Subsidiary” means any subsidiary of the Company, any partnership (including the Operating Partnership), the general partner of which is the Company or any subsidiary of the Company; any limited liability company, the managing member of which is the Company or any subsidiary of the Company; and any corporation or other entity of which a majority of (1) the voting power of the voting equity securities or (2) the outstanding equity interests is owned, directly or indirectly, by the Company or any subsidiary of the Company. “Target Assets” means the types of assets described under “Business—Our Target Assets” in the Company’s prospectus dated June 16, 2021 relating to the Initial Public Offering, subject to, and including any changes to the Company’s Investment Guidelines or Target Assets that may be approved by the Board of Directors from time to time. “Termination Fee” means a termination fee equal to three (3) times the sum of (a) the average annual Base Management Fee and (b) the average annual (or, if the period is less than 24 months, annualized) Incentive Fee earned by the Manager during the prior 24-month period before the date of termination, calculated as of the end of the most recently completed fiscal quarter before the date of termination. “Termination Notice” has the meaning set forth in Section 11(c) hereof. “Termination Without Cause” has the meaning set forth in Section 11(c) hereof. “Underwriters” means the underwriters named in the Underwriting Agreement.

7 “Underwriting Agreement” means the underwriting agreement, dated June 16, 2021, among the Company, the Operating Partnership, the Manager and the Underwriters relating to the Initial Public Offering. (b) As used herein, accounting terms relating to the Company and the Subsidiaries, if any, not defined in Section 1(a) and accounting terms partly defined in Section 1(a), to the extent not defined, shall have the respective meanings given to them under GAAP. As used herein, “calendar quarters” shall mean the period from January 1 to March 31, April 1 to June 30, July 1 to September 30 and October 1 to December 31 of the applicable year. (c) The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section references are to this Agreement unless otherwise specified. (d) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms. The words include, includes and including shall be deemed to be followed by the phrase “without limitation.” Section 2. Appointment and Duties of the Manager. (a) The Company and the Operating Partnership hereby appoint the Manager to manage the investments and day-to-day operations of the Company and the Subsidiaries, subject at all times to the further terms and conditions set forth in this Agreement and to the supervision of, and such further limitations or parameters as may be imposed from time to time by, the Board of Directors. The Manager hereby agrees to use its commercially reasonable efforts to perform each of the duties set forth herein, except where a specific standard of care is specified, in which case such specific standard of care shall apply. The appointment of the Manager shall be exclusive to the Manager, except to the extent that the Manager elects, in its sole and absolute discretion, in accordance with the terms of this Agreement, to cause the duties of the Manager as set forth herein to be provided by third parties. (b) The Manager, in its capacity as manager of the investments and the day-to-day operations of the Company and the Subsidiaries, at all times will be subject to the supervision and oversight of the Board of Directors, the terms and conditions of this Agreement and such further limitations or parameters as may be imposed from time to time by the Board of Directors and will have only such functions and authority as the Board of Directors may delegate to it, including, without limitation, the functions and authority identified herein and delegated to the Manager hereby and managing the Company’s and the Subsidiaries’ business affairs in conformity with the Investment Guidelines that are approved and monitored by the Board of Directors. The Manager will be responsible for the day-to-day operations of the Company and the Subsidiaries and will perform (or cause to be performed) such services and activities relating to the assets and operations of the Company and the Subsidiaries, including the investments of the Company and the Subsidiaries and their financing, as may be necessary or appropriate, which may include, without limitation: (i) serving as the Company’s and the Subsidiaries’ consultant with respect to the periodic review of the Investment Guidelines and other policies

8 and criteria for the Company’s and the Subsidiaries’ other borrowings and operations, any modification to which shall be approved by a majority of the Board of Directors (including a majority of the Independent Directors); (ii) serving as the Company’s and the Subsidiaries’ consultant with respect to the identification, investigation, evaluation, analysis, underwriting, selection, purchase, origination, negotiation, structuring, monitoring, hypothecating, pledging or otherwise disposing of the Company’s and the Subsidiaries’ investments consistent in all material respects with the Investment Guidelines; (iii) serving as the Company’s and the Subsidiaries’ consultant with respect to decisions regarding any of the Company’s or the Subsidiaries’ financings, securitizations and hedging activities undertaken by the Company or any Subsidiary, including (1) assisting the Company or any Subsidiary in developing criteria for debt and equity financing that is specifically tailored to the Company’s or such Subsidiary’s investment objective, (2) advising the Company and the Subsidiaries with respect to obtaining appropriate short-term financing arrangements for their investments and pursuing a particular arrangement for each individual investment, if necessary, and (3) advising the Company and the Subsidiaries with respect to pursuing and structuring long-term financing alternatives for their investments, in each case consistent with the Investment Guidelines; (iv) serving as the Company’s and the Subsidiaries’ consultant with respect to arranging for any issuance of mortgage-backed securities from pools of mortgage loans or mortgage-backed securities owned by the Company or any Subsidiary; (v) representing and making recommendations to the Company and the Subsidiaries in connection with the purchase and finance and commitment to purchase and finance investments and the sale and commitment to sell such investments; (vi) negotiating and entering into, on behalf of the Company or any Subsidiary, credit finance agreements, repurchase agreements, securitizations, commercial paper, interest rate swap agreements, warehouse facilities and all other agreements and instruments required for the Company and the Subsidiaries to conduct their business; (vii) with respect to any prospective investment by the Company or any Subsidiary and any sale, exchange or other disposition of any investment by the Company or any Subsidiary, including the accumulation of assets for securitization, conducting negotiations on behalf of the Company or such Subsidiary with real estate brokers, sellers and purchasers and their

9 respective agents, representatives and investment bankers and owners of privately and publicly held real estate companies; (viii) evaluating and recommending to the Company and the Subsidiaries hedging strategies and engaging in hedging activities on their behalf that are consistent with such strategies, as so modified from time to time, and with the Company’s qualification as a REIT and with the Investment Guidelines; (ix) making available to the Company and the Subsidiaries the Manager’s knowledge and experience with respect to mortgage loans, mortgage- related securities, real estate, real estate securities and other real estate- related assets; (x) providing the Company and the Subsidiaries with Portfolio Management Services; (xi) investing and re-investing any funds of the Company and the Subsidiaries (including in short-term investments) and advising the Company and the Subsidiaries as to their capital structure and capital- raising activities; (xii) monitoring the operating performance of the Company’s and the Subsidiaries’ investments and providing periodic reports with respect thereto to the Board of Directors, including comparative information with respect to such operating performance and budgeted or projected operating results; (xiii) engaging and supervising, on behalf of the Company or any Subsidiary, and at the expense of the Operating Partnership (except to the extent determined by the Operating Partnership, in its sole discretion, to be the expense of a Subsidiary other than the Operating Partnership), independent contractors that provide real estate, investment banking, credit analysis, risk management services, asset management services, mortgage brokerage, securities brokerage, appraisal, engineering, environmental, seismic, insurance, legal, accounting, transfer agent, registrar, leasing, master servicing, special servicing, due diligence, underwriting review and such other services as may be required relating to the operations of the Company and the Subsidiaries, including their investments (or potential investments); (xiv) coordinating and supervising, on behalf of the Company or any Subsidiary and at the expense of the Company and the Subsidiaries, other third party service providers to the Company or any Subsidiary; (xv) coordinating and managing operations of any joint venture or co-investment interests held by the Company or any Subsidiary and conducting all matters with any joint venture or co-investment partners;

10 (xvi) providing executive and administrative personnel, office space and office services required in rendering services to the Company and the Subsidiaries; (xvii) performing and supervising the performance of administrative functions necessary in the management of the Company and the Subsidiaries as may be agreed upon by the Manager and the Board of Directors, including, without limitation, the services in respect of any equity incentive plans, the collection of revenues and the payment of the Company’s or any Subsidiary’s debts and obligations and maintenance of appropriate information technology services to perform such administrative functions; (xviii) furnishing reports and statistical and economic research to the Company and the Subsidiaries regarding their activities and services performed for the Company and the Subsidiaries by the Manager; (xix) counseling the Company and the Subsidiaries in connection with policy decisions to be made by the Board of Directors; (xx) communicating on behalf of the Company or any Subsidiary with the holders of any equity or debt securities of the Company or such Subsidiary as required to satisfy the reporting and other requirements of any governmental bodies or agencies or trading exchanges or markets and to maintain effective relations with such holders, including website maintenance, logo design, analyst presentations, investor conferences and annual meeting arrangements; (xxi) counseling the Company and the Subsidiaries regarding the maintenance of their exclusions and, if applicable, exemptions from status as an investment company under the Investment Company Act, monitoring compliance with the requirements for maintaining such exclusions and exemptions and using commercially reasonable efforts to cause the Company and the Subsidiaries to maintain their exclusions and exemptions from such status; (xxii) assisting the Company and the Subsidiaries in complying with all regulatory requirements applicable to them in respect of their business activities, including preparing or causing to be prepared all financial statements required under applicable regulations and all reports and documents, if any, required under the Exchange Act, the Securities Act and by the NYSE; (xxiii) in connection with any ongoing obligations under the Sarbanes-Oxley Act, the Exchange Act, the Dodd-Frank Act and other applicable law, engaging and supervising, on behalf of the Company and the Subsidiaries and at the sole cost and expense of the Company and the

11 Subsidiaries, third-party consultants and other service providers to assist the Company and the Subsidiaries in complying with the requirements of the Sarbanes-Oxley Act, the Exchange Act, the Dodd-Frank Act and other applicable law; (xxiv) counseling the Company regarding the maintenance of its qualification as a REIT and monitoring compliance with the various REIT qualification tests and other rules set out in the Code and regulations promulgated thereunder by the U.S. Treasury Department and using commercially reasonable efforts to cause the Company to qualify as a REIT; (xxv) causing the Company and the Subsidiaries to retain qualified independent accountants and legal counsel, as applicable, to (1) assist in developing appropriate accounting procedures, compliance procedures and testing systems with respect to financial reporting obligations and compliance with the provisions of the Code applicable to REITs and taxable REIT subsidiaries and (2) conduct quarterly compliance reviews with respect thereto; (xxvi) taking all necessary actions to enable the Company and any Subsidiary to make required tax filings and reports, including soliciting Stockholders or interest holders in any such Subsidiary for required information to the extent necessary under the Code and regulations promulgated thereunder by the U.S. Treasury Department applicable to REITs; (xxvii) causing the Company and the Subsidiaries to qualify to do business in all jurisdictions in which such qualification is required or advisable and to obtain and maintain all appropriate licenses; (xxviii) using commercially reasonable efforts to cause the Company and the Subsidiaries to comply with all applicable laws; (xxix) handling and resolving on the Company’s or any Subsidiary’s behalf all claims, disputes or controversies (including all litigation, arbitration, settlement or other proceedings or negotiations) in which the Company or such Subsidiary may be involved or to which the Company or such Subsidiary may be subject arising out of their day-to-day operations (other than with the Manager or its Affiliates), subject to such limitations or parameters as may be imposed from time to time by the Board of Directors; (xxx) arranging marketing materials, advertising, industry group activities (such as conference participations and industry organization memberships) and other promotional efforts designed to promote the Company’s and the Subsidiaries’ business;

12 (xxxi) using commercially reasonable efforts to cause expenses incurred by or on behalf of the Company and the Subsidiaries to be commercially reasonable or commercially customary and within any budgeted parameters or expense guidelines set by the Board of Directors from time to time; and (xxxii) performing such other services as may be required from time to time for the management and other activities relating to the operations, including investments, of the Company and the Subsidiaries as the Board of Directors reasonably requests or the Manager deems appropriate under the particular circumstances. Without limiting the foregoing, the Manager will perform portfolio management services (the “Portfolio Management Services”) on behalf of the Company and the Subsidiaries with respect to their investments. Such services will include, but not be limited to: consulting with the Company and the Subsidiaries on the purchase and sale of, and other investment opportunities in connection with, the Company’s and the Subsidiaries’ portfolio of assets; the collection of information and the submission of reports pertaining to the Company’s and the Subsidiaries’ assets, interest rates and general economic conditions; periodic review and evaluation of the performance of the Company’s and the Subsidiaries’ portfolio of assets; acting as liaison between the Company and the Subsidiaries and banking, mortgage banking, investment banking and other parties with respect to the purchase, financing and disposition of assets; and other customary functions related to portfolio management. (c) For the period and on the terms and conditions set forth in this Agreement, each of the Company and the Operating Partnership hereby constitutes, appoints and authorizes the Manager as its true and lawful agent and attorney-in-fact and as the true and lawful agent and attorney-in-fact of any other Subsidiary, in its name, place and stead, to negotiate, execute, deliver and enter into such credit finance agreements, repurchase agreements, securitizations, commercial paper, interest rate swap agreements, warehouse facilities and such other agreements, instruments and authorizations on their behalf, on such terms and conditions as the Manager, acting in its sole and absolute discretion, deems necessary or appropriate. This power of attorney is deemed to be coupled with an interest. (d) The Manager may enter into agreements with other parties, including its Affiliates, for the purpose of engaging one or more parties for and on behalf of the Company and/or one or more of the Subsidiaries, and at the sole cost and expense of the Operating Partnership (except to the extent determined by the Operating Partnership, in its sole discretion, to be the expense of a Subsidiary other than the Operating Partnership), to provide property management, asset management, securitization, leasing, development and/or other services to the Company and the Subsidiaries (including, without limitation, Portfolio Management Services) pursuant to agreement(s) with terms which are then customary for agreements regarding the provision of services to companies that have assets similar in type, quality and value to the assets of the Company and the Subsidiaries; provided, that (i) any agreements entered into with Affiliates of the Manager shall be (A) on terms no more favorable to such Affiliates than would be obtained from a third party on an arm’s-length basis and (B) approved in advance by a majority of the Independent Directors, (ii) with respect to Portfolio Management Services,

13 (A) any such agreements shall be subject to the Company’s prior written approval and (B) the Manager shall remain liable for the performance of such Portfolio Management Services, and (iii) with respect to all agreements or other arrangements with other parties, the Manager shall comply with the requirements of the Company’s Related Party Transaction Policy. (e) To the extent that the Manager deems necessary or advisable, the Manager may, from time to time, propose to retain one or more additional entities for the provision of sub-advisory services to the Manager in order to enable the Manager to provide the services to the Company and the Subsidiaries specified by this Agreement; provided, that any such agreement (1) shall be on terms and conditions substantially identical to the terms and conditions of this Agreement or otherwise not adverse to the Company and the Subsidiaries, (2) shall not result in an increased Base Management Fee, Incentive Fee or expenses payable hereunder and (3) shall be approved by a majority of the Independent Directors. (f) The Manager may retain, for and on behalf of the Company and/or one or more of the Subsidiaries, and at the sole cost and expense of the Operating Partnership (except to the extent determined by the Operating Partnership, in its sole discretion, to be the expense of a Subsidiary other than the Operating Partnership), such services of accountants, legal counsel, appraisers, insurers, brokers, transfer agents, registrars, financial printers, developers, investment banks, financial advisors, internal audit service providers, due diligence firms, underwriting review firms, banks and other lenders, surveyors, engineers, environmental and seismic consultants, information technology consultants, tax advisors and preparers, other consultants, agents, contractors, vendors, advisors and others as the Manager deems necessary or advisable in connection with the management and operations of the Company and the Subsidiaries. Notwithstanding anything contained herein to the contrary, the Manager shall have the right to cause any such services to be rendered by its employees or Affiliates. Except as otherwise provided herein, the Operating Partnership (or such other Subsidiary) shall pay or reimburse the Manager or its Affiliates performing such services for the cost thereof; provided, that such costs and reimbursements are no greater than those which would be payable to outside professionals or consultants engaged to perform such services pursuant to agreements negotiated on an arm’s- length basis. (g) The Manager may effect transactions by or through the agency of another person with it or its Affiliates which have an arrangement under which that party or its Affiliates will from time to time provide to or procure for the Manager and/or its Affiliates goods, services or other benefits (including, but not limited to: research and advisory services; economic and political analysis, including valuation and performance measurement; market analysis, data and quotation services; computer hardware and software incidental to the above goods and services; clearing and custodian services and investment related publications), the nature of which is such that provision can reasonably be expected to benefit the Company and the Subsidiaries as a whole and may contribute to an improvement in the performance of the Company and the Subsidiaries or the Manager or its Affiliates in providing services to the Company and the Subsidiaries on terms that no direct payment is made but instead the Manager and/or its Affiliates undertake to place business with that party. (h) The Manager shall refrain from any action that, in its sole judgment made in good faith, (1) is not in compliance with the Investment Guidelines, (2) would adversely

14 affect the qualification of the Company as a REIT under the Code or the status of the Company or any Subsidiary as an entity excluded or exempted from investment company status under the Investment Company Act, or (3) would violate any law, rule or regulation of any governmental body or agency having jurisdiction over the Company or any Subsidiary or of any exchange on which the securities of the Company may be listed or that would otherwise not be permitted by the Governing Instruments of the Company or such Subsidiary. If the Manager is ordered to take any action by the Board of Directors, the Manager shall promptly notify the Board of Directors if it is the Manager’s judgment that such action would adversely affect such status or violate any such law, rule or regulation or the Governing Instruments. Notwithstanding the foregoing, the Manager, its Affiliates and their respective managers, officers, directors, trustees, employees and members and any Person providing sub-advisory services to the Manager shall not be liable to the Company, the Subsidiaries, the Board of Directors, the Stockholders or the interest holders in any Subsidiary for any act or omission by such Person except as provided in Section 9 of this Agreement. (i) The Company (including the Board of Directors) and the Operating Partnership agree to take all actions reasonably required to permit and enable the Manager to carry out its duties and obligations under this Agreement, including, without limitation, all steps reasonably necessary to allow the Manager to file any registration statement or other filing required to be made under the Securities Act, the Exchange Act, rules of the NYSE or such other securities exchange on which the Common Stock may be listed, the Code or other applicable law, rule or regulation on behalf of the Company and any applicable Subsidiary in a timely manner. The Company and the Operating Partnership further agree to use commercially reasonable efforts to make available to the Manager all resources, information and materials reasonably requested by the Manager to enable the Manager to satisfy its obligations hereunder, including its obligations to deliver financial statements and any other information or reports with respect to the Company and the Subsidiaries. If the Manager is not able to provide a service, or in the reasonable judgment of the Manager it is not prudent to provide a service, without the approval of the Board of Directors, as applicable, then the Manager shall be excused from providing such service (and shall not be in breach of this Agreement) until the applicable approval has been obtained, which the Manager shall seek promptly upon determining an approval is required. (j) The Manager shall require each seller or transferor of investment assets to the Company and the Subsidiaries to make such representations and warranties regarding such assets as may, in the judgment of the Manager, be necessary and appropriate. In addition, the Manager shall take such other action as it deems necessary or appropriate with regard to the protection of the investments of the Company and the Subsidiaries. (k) The Board of Directors shall periodically review the Investment Guidelines and the Company’s and the Subsidiaries’ portfolio of investments and leverage but will not review each proposed investment, except that the Affiliated Transactions and Risk Committee shall approve the Company’s or any Subsidiary’s acquisition of any non-QM loans or any other Target Assets from Angel Oak Mortgage Lending or other Affiliate of the Manager to ensure the transaction is conducted at arm’s length. If a majority of the Independent Directors determines in such periodic review of transactions that a particular transaction does not comply

15 with the Investment Guidelines, then a majority of the Independent Directors shall consider what corrective action, if any, can be taken. (l) The Manager shall have the authority to enter into transactions on the account of the Company and the Subsidiaries consistent with the Investment Guidelines. Any transactions deviating in a material way from the Investment Guidelines must be approved by the Board of Directors. (m) Reporting Requirements. (i) As frequently as the Manager may deem reasonably necessary or advisable, or at the direction of the Board of Directors, the Manager shall prepare, or, at the sole cost and expense of the Operating Partnership (except to the extent determined by the Operating Partnership, in its sole discretion, to be the expense of a Subsidiary other than the Operating Partnership), cause to be prepared, with respect to any investment, reports and other information with respect to such investment as may be reasonably requested by the Company. (ii) The Manager shall prepare, or, at the sole cost and expense of the Operating Partnership (except to the extent determined by the Operating Partnership, in its sole discretion, to be the expense of a Subsidiary other than the Operating Partnership), cause to be prepared, all reports, financial or otherwise, with respect to the Company and the Subsidiaries reasonably required by the Board of Directors in order for the Company and the Subsidiaries to comply with their Governing Instruments, or any other materials required to be filed with any governmental body or agency, and shall prepare, or, at the sole cost and expense of the Operating Partnership (except to the extent determined by the Operating Partnership, in its sole discretion, to be the expense of a Subsidiary other than the Operating Partnership), cause to be prepared, all materials and data necessary to complete such reports and other materials including, without limitation, an annual audit of the Company’s and the Subsidiaries’ books of account by a nationally recognized independent accounting firm. (iii) The Manager shall prepare, or, at the sole cost and expense of the Operating Partnership (except to the extent determined by the Operating Partnership, in its sole discretion, to be the expense of a Subsidiary other than the Operating Partnership), cause to be prepared, and deliver to the Board of Directors every three (3) months a reasonably detailed report regarding the Company’s and the Subsidiaries’ acquisitions, portfolio composition and characteristics, credit quality, performance and compliance with the Investment Guidelines and policies approved by the Board of Directors.

16 (n) Managers, officers, directors, trustees, members, employees and agents of the Manager or Affiliates of the Manager may serve as directors, officers, agents, nominees or signatories for the Company and the Subsidiaries, to the extent permitted by their Governing Instruments, as from time to time amended, or by any resolutions duly adopted by the Board of Directors pursuant to the Company’s Governing Instruments or, to the extent applicable, the governing body of any Subsidiary, pursuant to the Governing Instruments of such Subsidiary. When executing documents or otherwise acting in such capacities for the Company or any Subsidiary, such Persons shall indicate in what capacity they are executing on behalf of the Company or such Subsidiary. Without limiting the foregoing, while this Agreement is in effect, the Manager shall be obligated (whether independently or through Angel Oak Capital and its Affiliates) to supply the Company with a management team, including a Chief Executive Officer and President, Chief Financial Officer and Treasurer, and Secretary or similar positions, along with appropriate support personnel, to provide the management services to be provided by the Manager to the Company and the Subsidiaries hereunder, with the members of such management team, other than those that may be dedicated or partially dedicated to the Company or any Subsidiary, devoting as much of their time to the management of the Company and the Subsidiaries as the Manager deems necessary and appropriate commensurate with the level of activity of the Company and the Subsidiaries. The Manager shall provide the Company with a dedicated Chief Financial Officer and Treasurer, who shall spend all of his or her time on the affairs of the Company and the Subsidiaries, other executives who shall partially dedicate his or her business time on the affairs of the Company and the Subsidiaries, and one or more employee(s), who shall either fully or partially dedicate a substantial portion of his, her or their time on the affairs of the Company and the Subsidiaries. (o) The Manager shall maintain reasonable and customary “errors and omissions” insurance coverage and other customary insurance coverage, in an amount which is comparable to that customarily maintained by other managers or servicers of assets similar to the assets of the Company and the Subsidiaries. (p) The Manager shall provide such internal audit, compliance and control services as may be required for the Company and the Subsidiaries to comply with applicable law (including the Securities Act and the Exchange Act), regulation (including SEC regulations) and the rules and requirements of the NYSE or such other securities exchange on which the Common Stock may be listed and as otherwise reasonably requested by the Company, the Operating Partnership or the Board of Directors from time to time. (q) The Manager agrees to be bound by the Company’s Code of Business Conduct and Ethics, Corporate Governance Guidelines and Insider Trading and Confidentiality Policy and other compliance and governance policies and procedures required under the Exchange Act, the Securities Act, or by the NYSE or other securities exchange, if any (collectively, the “Conduct Policies”), and to take, or cause to be taken, all actions reasonably required to cause its officers, directors, members, managers and employees, and any principals, officers or employees of its Affiliates who are involved in the business and affairs of the Company, to be bound by the Conduct Policies to the extent applicable to such Persons. (r) Notwithstanding anything contained in this Agreement to the contrary, except to the extent that the payment of additional moneys is proven by the Company to have

17 been required as a direct result of the Manager’s acts or omissions which result in the right of the Company to terminate this Agreement pursuant to Section 13 of this Agreement, the Manager shall not be required to expend money (“Excess Funds”) in connection with any expenses that are required to be paid for or reimbursed by the Operating Partnership (or any other Subsidiary) pursuant to Section 8 in excess of that contained in any applicable Company Account (as herein defined) or otherwise made available by the Operating Partnership (or such other Subsidiary) to be expended by the Manager hereunder. Failure of the Manager to expend Excess Funds out-of-pocket shall not give rise or be a contributing factor to the right of the Company under Section 11(c) of this Agreement to terminate this Agreement due to the Manager’s unsatisfactory performance. (s) In performing its duties under this Section 2, the Manager shall be entitled to rely reasonably on qualified experts and professionals (including, without limitation, accountants, legal counsel and other professional service providers) hired by the Manager at the sole cost and expense of the Operating Partnership (except to the extent determined by the Operating Partnership, in its sole discretion, to be the expense of a Subsidiary other than the Operating Partnership). Section 3. Additional Activities of the Manager. (a) Nothing in this Agreement shall (i) prevent the Manager or any of its Affiliates, managers, officers, directors, trustees, employees or members from engaging in other businesses or from rendering services of any kind to any other Person or entity, whether or not the investment objectives or policies of any such other Person or entity are similar to those of the Company or (ii) in any way bind or restrict the Manager or any of its Affiliates, managers, officers, directors, trustees, employees or members from buying, selling or trading any securities or commodities for their own accounts or for the account of others for whom the Manager or any of its Affiliates, managers, officers, directors, trustees, employees or members may be acting. While information and recommendations supplied to the Company and the Subsidiaries shall, in the Manager’s reasonable and good faith judgment, be appropriate under the circumstances and in light of the investment objectives and Investment Guidelines of the Company and the Subsidiaries, they may be different from the information and recommendations supplied by the Manager or any Affiliate of the Manager to others. The Company and the Subsidiaries shall be entitled to equitable treatment under the circumstances in receiving information, recommendations and any other services, but the Company and the Operating Partnership recognize that the Company and the Subsidiaries are not entitled to receive preferential treatment as compared with the treatment given by the Manager or any Affiliate of the Manager to others. The Company and the Subsidiaries shall have the benefit of the Manager’s best judgment and effort in rendering services hereunder and, in furtherance of the foregoing, the Manager shall not undertake activities that, in its good faith judgment, will adversely affect the performance of its obligations under this Agreement. (b) At the reasonable request of the Board of Directors, the Manager shall review the Allocation Policy with the Board of Directors and respond to reasonable questions regarding the Allocation Policy as it relates to services under this Agreement. The Manager shall

18 promptly provide the Board of Directors with a description of any material amendments, updates or revisions to the Allocation Policy. Section 4. Agency. The Manager shall act as agent of the Company and the Subsidiaries in making, acquiring, financing and disposing of investments, disbursing and collecting the funds of the Company and the Subsidiaries, paying the debts and fulfilling the obligations of the Company and the Subsidiaries, supervising the performance of professionals engaged by or on behalf of the Company and the Subsidiaries and handling, prosecuting and settling any claims of or against the Company and the Subsidiaries, the Board of Directors, holders of the Company’s or any Subsidiary’s securities or representatives or properties of the Company and the Subsidiaries. Section 5. Bank Accounts. At the direction of the Board of Directors, the Manager may establish and maintain one or more bank accounts in the name of the Company or any Subsidiary (any such account, a “Company Account”), and may collect and deposit into any such account or accounts, and disburse funds from any such account or accounts, under such terms and conditions as the Board of Directors may approve; and the Manager shall from time to time render appropriate accountings of such collections and payments to the Board of Directors and, upon request, to the auditors of the Company or any Subsidiary. Section 6. Records; Confidentiality. (a) The Manager shall maintain appropriate books of accounts and records relating to services performed hereunder, and such books of account and records shall be accessible for inspection by representatives of the Company or any Subsidiary at any time during normal business hours upon reasonable advance notice. The Manager shall keep confidential any and all non-public information, written or oral, obtained by it in connection with the services rendered hereunder (“Confidential Information”) and shall not use Confidential Information except in furtherance of its duties under this Agreement or disclose Confidential Information, in whole or in part, to any Person other than (1) to its Affiliates, managers, officers, directors, trustees, employees, members, agents, representatives or advisors who need to know such Confidential Information for the purpose of rendering services hereunder, (2) to appraisers, financing sources and others in the ordinary course of the Company’s and any Subsidiary’s business ((1) and (2) collectively, “Manager Permitted Disclosure Parties”), (3) in connection with any governmental or regulatory filings of the Company or any Subsidiary or disclosure or presentations to Company investors (subject to compliance with Regulation FD), (4) to governmental officials having jurisdiction over the Company, (5) as required by law or legal process to which the Manager or any Person to whom disclosure is permitted hereunder is a party, or (6) with the consent of the Board of Directors. The Manager agrees to inform each of its Manager Permitted Disclosure Parties of the nonpublic nature of the Confidential Information and to direct such Persons to treat such Confidential Information in accordance with the terms hereof. Nothing herein shall prevent the Manager from disclosing Confidential Information (1) upon the order of any court or administrative agency, (2) upon the request or demand of, or pursuant to any law or regulation of, any regulatory agency or authority, (3) to the extent reasonably required in connection with the exercise of any remedy hereunder, or (4) to its legal counsel or independent auditors; provided, however, that with respect to clauses (1) and (2) of this sentence, it is agreed that, so long as not legally prohibited, the Manager will provide the Company and the Operating Partnership with prompt written notice of such order, request or demand so that the Company and the Operating Partnership may seek

19 an appropriate protective order and/or waive the Manager’s compliance with the provisions of this Agreement. If, failing the entry of a protective order or the receipt of a waiver hereunder, the Manager is, in the opinion of counsel, required to disclose Confidential Information, the Manager may disclose only that portion of such information that its counsel advises is legally required without liability hereunder; provided, that the Manager agrees to exercise its best efforts to obtain reliable assurance that confidential treatment will be accorded such information. Notwithstanding anything herein to the contrary, each of the following shall be deemed to be excluded from the provisions hereof: any Confidential Information that (A) is available to the public from a source other than the Manager, (B) is released by the Company to the public (except to the extent exempt under Regulation FD) or to Persons who are not under a similar obligation of confidentiality to the Company and the Subsidiaries, or (C) is obtained by the Manager from a third party which, to the best of the Manager’s knowledge, does not constitute a breach by such third party of an obligation of confidence with respect to the Confidential Information disclosed. (b) The provisions of this Section 6 shall survive the expiration or earlier termination of this Agreement for a period of one year. Section 7. Compensation. (a) For the services rendered under this Agreement, the Operating Partnership shall pay to the Manager the Base Management Fee and the Incentive Fee. Notwithstanding the foregoing or any other provision contained in this Agreement, in the event that any of the services provided hereunder by the Manager are rendered to or for the benefit of any Subsidiary other than the Operating Partnership, then, in the sole discretion of the Operating Partnership, a portion of the Base Management Fee and/or the Incentive Fee, as determined by the Operating Partnership, shall be payable by such Subsidiary. (b) The parties acknowledge that the Base Management Fee is intended in part to compensate the Manager and its Affiliates for the costs and expenses they will incur hereunder and pursuant to any sub-advisory agreement, as well as certain expenses not otherwise reimbursable under Section 8 below, in order for the Manager to provide the Company and the Subsidiaries the investment advisory services and certain general management services rendered under this Agreement. The fee paid by the Manager under a sub-advisory agreement (if any) shall not constitute an expense reimbursable by the Company or the Operating Partnership under this Agreement or otherwise. (c) The Base Management Fee shall be payable in arrears in cash, in quarterly installments commencing with the fiscal quarter in which the Prior Agreement was executed (with such initial and final payments pro-rated based on the number of days during such quarter that the Prior Agreement and/or this Agreement, as applicable, was in effect). The Manager shall calculate each installment of the Base Management Fee within thirty (30) days after the end of the fiscal quarter with respect to which such installment is payable. A copy of the computations made by the Manager to calculate such installment shall thereafter, for informational purposes only, promptly be delivered to the Board of Directors and, upon such delivery, payment of such installment of the Base Management Fee shown therein shall be due and payable no later than the date which is five (5) Business Days after the date of delivery to the Board of Directors of such computations.

20 (d) The Incentive Fee shall be payable in arrears in cash, in quarterly installments commencing with the fiscal quarter in which the Prior Agreement was executed. The Manager shall compute each installment of the Incentive Fee within 30 days after the end of the fiscal quarter with respect to which such installment is payable. A copy of the computations made by the Manager to calculate such installment shall thereafter, for informational purposes only, promptly be delivered to the Board of Directors and, upon such delivery, payment of such installment of the Incentive Fee shown therein shall be due and payable no later than the date which is five (5) Business Days after the date of delivery to the Board of Directors of such computations. Section 8. Expenses of the Company. (a) Subject to Section 8(b), the Manager shall be responsible for the compensation and other related expenses of all personnel of the Manager and its Affiliates who perform services for the Company and the Subsidiaries pursuant to this Agreement (including each of the officers of the Company and any directors of the Company who are also directors, officers or employees of the Manager or any of its Affiliates), including, without limitation, salaries, bonus and other wages, payroll taxes and the cost of employee benefit plans of such personnel, and costs of insurance with respect to such personnel (“Manager Expenses”); provided, however, that the Operating Partnership shall reimburse the Manager for the costs of the wages, salaries and benefits incurred by the Manager for (1) the Company’s dedicated Chief Financial Officer and Treasurer and, except as specified in Section 8(b)(xvi), a proportionate amount of the Company’s Chief Executive Officer and President (who will partially dedicate his or her business time to the Company) based on the percentage of such Person’s working time spent on matters related to the Company and the Subsidiaries (unless otherwise waived by the Manager in writing) and one or more either fully or partially dedicated employee(s), subject to the approval of the Compensation Committee, and (2) other corporate finance, tax, accounting, internal audit, legal, risk management, operations, compliance and other non-investment personnel of the Manager or its Affiliates who spend all or a portion of their time managing the Company’s and the Subsidiaries’ affairs (the Company’s share of such costs shall be based on the percentage of time devoted by such personnel to the Company’s and the Subsidiaries’ affairs); provided, further, that the Operating Partnership (or any other Subsidiary, as provided below) shall pay or reimburse the Manager or any Affiliate of the Manager for the costs and expenses (including any employment expenses) incurred in connection with the performance by the Manager or such Affiliate of any services performed by the Manager or such Affiliate pursuant to Section 2(d) or 2(f) hereof. (b) The Company and the Subsidiaries shall pay all of their costs and expenses and the Operating Partnership (or any other Subsidiary, as provided below) shall reimburse the Manager or its Affiliates for expenses of the Manager and its Affiliates incurred on behalf of the Company or any Subsidiary, excepting only those expenses that are specifically the responsibility of the Manager pursuant to Section 8(a) of this Agreement. Without limiting the generality of the foregoing, unless specifically agreed otherwise by the Manager, the following costs and expenses of the Company or any Subsidiary shall be paid by the Operating Partnership (or such other Subsidiary) and shall not be paid by the Manager or Affiliates of the Manager: (i) all costs and expenses associated with any capital raising activities of the Company and the Subsidiaries, if any, including, without limitation, the costs and expenses of the preparation of the Company’s registration

21 statements, any subsequent offerings and any filing fees and costs of being a public company, including, without limitation, filings with the SEC, the Financial Industry Regulatory Authority and the NYSE (or any other exchange or over-the-counter market), among other such entities; (ii) all costs and expenses in connection with the acquisition, origination, disposition, development, modification, protection, maintenance, financing, including securitizations, refinancing, hedging, administration and ownership of the Company’s or any Subsidiary’s investment assets (including costs and expenses incurred for transactions that are not subsequently completed), including, without limitation, costs and expenses incurred in contracting with third parties, including Affiliates of the Manager, to provide such services, such as legal fees, accounting fees, consulting fees, loan servicing fees, director fees, appraisal fees, insurance premiums, commitment fees, brokerage fees, guaranty fees, ad valorem taxes, costs of diligence, foreclosure, maintenance, repair and improvement of property and premiums for insurance on property owned or leased by the Company or any Subsidiary; (iii) all costs and expenses in connection with legal, accounting, due diligence (including due diligence costs for assets that are not subsequently acquired), asset management, securitization, property management, brokerage, leasing and other services that outside professionals or outside consultants perform or otherwise would perform on the Company’s behalf and that are performed by the Manager or an Affiliate thereof, as provided in Section 2(d) or 2(f); (iv) costs and expenses incurred in contracting third parties for the servicing and special servicing of the Company’s or any Subsidiary’s assets; (v) fees, costs and expenses of legal, audit, accounting, tax, consulting, administrative and other similar services rendered to the Company or any Subsidiary by third parties retained by the Manager or the Independent Directors or, if provided by the Manager’s personnel, in amounts which are no greater than those which would be payable to outside professionals or consultants engaged to perform such services pursuant to agreements negotiated on an arm’s length basis; (vi) all fees paid to and expenses of third-party advisors and independent contractors, consultants, managers and other agents (including real estate underwriters, brokers and special servicers) engaged by the Company or any Subsidiary or by the Manager for the account of the Company or any Subsidiary; (vii) all compensation and fees paid to directors of the Company or any Subsidiary (excluding those directors who are also officers or employees of the Manager), all expenses of directors of the Company or any

22 Subsidiary (including those directors who are also officers or employees of the Manager), the Company’s and the Subsidiaries’ allocable share of cost of liability insurance under a universal insurance policy covering the Company, the Subsidiaries, the Manager and Angel Oak Capital and its Affiliates, or under a separate insurance policy covering the Company and the Subsidiaries, to indemnify the officers and directors of the Company and the Subsidiaries, and any other insurance deemed necessary or advisable by the Board of Directors for the benefit of the Company and its directors and officers (including those directors who are also officers or employees of the Manager); (viii) all costs and expenses of money borrowed by the Company or any Subsidiary, including, without limitation, principal, interest and the costs associated with the establishment and maintenance of any credit facilities, warehouse loans, repurchase agreements and other indebtedness of the Company or any Subsidiary (including commitment fees, accounting fees, legal fees, closing costs and other similar expenses); (ix) all expenses relating to payments of dividends or interest or distributions in cash or any other form made or caused to be made by the Board of Directors to or on account of holders of the securities of the Company or any Subsidiary, including, without limitation, in connection with any dividend reinvestment plan; (x) all expenses relating to communications to holders of securities issued by the Company or any Subsidiary and the other third party services utilized in maintaining relations with holders of such securities and in complying with the continuous reporting and other requirements of governmental bodies or agencies (including, without limitation, the SEC), including any costs of computer services in connection with this function, the cost of printing and mailing certificates for such securities and proxy solicitation materials and reports to holders of the Company’s or any Subsidiary’s securities and the cost of any reports to third parties required under any indenture to which the Company or any Subsidiary is a party; (xi) all legal, audit, accounting, consulting, underwriting, brokerage, listing, filing, custodian, transfer agent, rating agency, registration and other fees and charges, printing, engraving and other expenses and taxes incurred in connection with the issuance, distribution, transfer, registration and stock exchange listing of the Company’s or any Subsidiary’s equity securities or debt securities; (xii) costs and expenses incurred with respect to market information systems and publications, research publications and materials, and settlement, clearing and custodial fees and expenses relating to the Company and the

23 Subsidiaries; provided, however, that the Operating Partnership (or any other Subsidiary, as provided below) shall only be responsible for a proportionate share of such expenses, as determined by the Manager in good faith, where such expenses were not incurred solely for the benefit of the Company or any Subsidiary; (xiii) the costs and expenses of maintaining compliance with all U.S. federal, state, local and applicable regulatory body rules and regulations; provided, however, that the Operating Partnership (or any other Subsidiary, as provided below) shall only be responsible for a proportionate share of such costs and expenses, as determined by the Manager in good faith, where such costs and expenses were not incurred solely for the benefit of the Company or any Subsidiary; (xiv) expenses relating to any office or office facilities, including disaster backup recovery sites and facilities, maintained for the Company or any Subsidiary separate from the offices of the Manager; (xv) all travel and related expenses of directors, trustees, officers and employees of the Company or any Subsidiary and the Manager, incurred in connection with attending meetings of the Board of Directors or holders of securities of the Company or any Subsidiary or performing other business activities that relate to the Company or any Subsidiary, including, without limitation, travel and expenses incurred in connection with the purchase, consideration for purchase, financing, refinancing, sale or other disposition of any investment or potential investment of the Company or any Subsidiary; provided, however, that the Operating Partnership (or any other Subsidiary, as provided below) shall only be responsible for a proportionate share of such expenses, as determined by the Manager in good faith, where such expenses were not incurred solely for the benefit of the Company or any Subsidiary; (xvi) the costs of the wages, salaries and benefits incurred by the Manager for (1) the Company’s dedicated Chief Financial Officer and Treasurer and a proportionate amount of the costs of the wages, salaries and benefits incurred by the Manager with respect to the Company’s Chief Executive Officer and President based on the percentage of such Person’s working time spent on matters related to the Company and the Subsidiaries (unless otherwise waived by the Manager in writing) and one or more dedicated employee(s) based on the percentage of such Person’s working time spent on matters related to the Company and the Subsidiaries, subject to the approval of the Compensation Committee, provided, however, that for so long as Sreeni Prabhu serves as the Company’s Chief Executive Officer and President, the foregoing requirement for the Company to reimburse the Manager for a proportionate amount of the costs of the wages, salaries and benefits incurred by the Manager with respect to the Company’s Chief Executive Officer and President shall not

24 be applicable unless (A) Mr. Prabhu devotes 100% of his working time on matters related to the Company and the Subsidiaries and (B) any such reimbursement is approved in advance by at least two-thirds of the Independent Directors (it being acknowledged and agreed, for the avoidance of doubt, that (i) in his capacity as the Company’s Chief Executive Officer and President, Mr. Prabhu shall continue to be eligible to be granted equity compensation under any incentive plan of the Company and (ii) if and when Mr. Prabhu ceases to serve as the Company’s Chief Executive Officer and President, this proviso shall cease to be in effect), and (2) other corporate finance, tax, accounting, internal audit, legal, risk management, operations, compliance and other non-investment personnel of the Manager or its Affiliates who spend all or a portion of their time managing the Company’s and the Subsidiaries’ affairs (the Company’s share of such costs shall be based on the percentage of time devoted by such personnel to the Company’s and the Subsidiaries’ affairs); (xvii) all costs and expenses related to the design and maintenance of the Company’s website or sites and associated with any computer software or hardware, electronic equipment, or purchased information technology services from third-party vendors that is used primarily for the Company or any Subsidiary; (xviii) all taxes and license fees applicable to the Company or any Subsidiary, including interest and penalties thereon; (xix) all insurance costs incurred by the Company or any Subsidiary, including, without limitation, any costs to obtain liability or other insurance to indemnify the Manager and underwriters of any securities of the Company; (xx) all third-party legal, expert and other fees and expenses relating to any actions, proceedings, lawsuits, demands, causes of action and claims, whether actual or threatened, made by or against the Company or any Subsidiary, or which the Company or any Subsidiary is authorized or obligated to pay under applicable law or its Governing Instruments or by the Board of Directors; (xxi) subject to Section 9 below, any judgment or settlement of pending or threatened proceedings (whether civil, criminal or otherwise) against the Company or any Subsidiary, or against any director or officer of the Company or any Subsidiary in his or her capacity as such for which the Company or any Subsidiary is required to indemnify such director or officer by any court or governmental agency, or settlement of pending or threatened proceedings;

25 (xxii) all costs and expenses relating to the acquisition of, and maintenance and upgrades to, the portfolio accounting systems of the Company or any Subsidiary; (xxiii) the costs and expenses incurred with respect to administering the Company’s incentive plans; (xxiv) all other expenses of the Company or any Subsidiary relating to the business and investment operations of the Company and the Subsidiaries, including, without limitation, the costs and expenses of acquiring, originating, owning, protecting, maintaining, financing, refinancing, developing, modifying and disposing of investments that are not the responsibility of the Manager under Section 8(a) of this Agreement; and (xxv) all other expenses actually incurred by the Manager or its Affiliates or their respective managers, officers, directors, trustees, employees, members, representatives or agents, or any Affiliates thereof, that are reasonably necessary for the performance by the Manager of its duties and functions under this Agreement. In addition, the Operating Partnership (or any other Subsidiary, as provided below) will be required to pay the Company’s and the Subsidiaries’ proportionate amount of rent, telephone, utilities, office furniture, equipment, machinery and other office, internal and overhead expenses of the Manager and its Affiliates required for the Company’s and the Subsidiaries’ operations. Notwithstanding the foregoing or any other provision contained in this Agreement, in the event that any of the services provided hereunder by the Manager are rendered to or for the benefit of any Subsidiary other than the Operating Partnership, then, in the sole discretion of the Operating Partnership, a portion of the expense reimbursements to the Manager and/or its Affiliates hereunder, as determined by the Operating Partnership, shall be payable by such Subsidiary. (c) Costs and expenses incurred by the Manager or an Affiliate thereof on behalf of the Company or any Subsidiary shall be reimbursed quarterly to the Manager. The Manager shall prepare a written statement in reasonable detail documenting the costs and expenses of the Company and the Subsidiaries and those incurred by the Manager on behalf of the Company or any Subsidiary during each fiscal quarter, and shall deliver such written statement to the Company within 30 days after the end of each fiscal quarter. The Operating Partnership (or any other Subsidiary, as provided in the immediately preceding paragraph) shall pay all amounts payable to the Manager pursuant to this Section 8 within five (5) Business Days after the date of delivery of such written statement without demand, deduction, offset or delay. Cost and expense reimbursement to the Manager shall be subject to adjustment at the end of each calendar year in connection with the annual audit of the Company and the Subsidiaries. The provisions of this Section 8 shall survive the expiration or earlier termination of this Agreement to the extent such expenses have previously been incurred or are incurred in connection with such expiration or termination.

26 (d) Notwithstanding the foregoing, the Manager may, at its option, elect not to seek reimbursement for certain expenses during a given quarterly period, which determination shall not be deemed to construe a waiver of reimbursement for similar expenses in future periods. Section 9. Limits of the Manager’s Responsibility; Indemnification. (a) The Manager assumes no responsibility under this Agreement other than to provide the services specified hereunder in good faith and shall not be responsible for any action of the Board of Directors in following or declining to follow any advice or recommendations of the Manager; provided that to the extent that officers of the Manager also serve as officers of the Company, such officers shall owe the Company duties under Maryland law in their capacity as officers of the Company, which may include the duty to exercise reasonable care in the performance of such officers’ responsibilities, as well as duties of loyalty, good faith and candid disclosure. None of the Manager or its Affiliates or their respective managers, officers, directors, trustees, employees or members or any Person providing sub-advisory services to the Manager will be liable to the Company, any Subsidiary, the Board of Directors, or the Stockholders or interest holders of any Subsidiary for any acts or omissions performed under this Agreement, except because of acts constituting bad faith, willful misconduct, gross negligence or reckless disregard of the Manager’s duties under this Agreement. The Company and the Operating Partnership shall, to the full extent lawful, reimburse, indemnify and hold harmless the Manager and its Affiliates and their respective managers, officers, directors, trustees, employees and members and any Person providing sub-advisory services to the Manager (each, a “Manager Indemnified Party”), with respect to all expenses, losses, damages, liabilities, demands, charges and claims of any nature whatsoever (including reasonable attorneys’ fees) (collectively, “Losses”) in respect of or arising from any acts or omissions of such Manager Indemnified Party, performed in good faith under this Agreement and not constituting bad faith, willful misconduct, gross negligence or reckless disregard of the duties of the Manager under this Agreement. (b) The Manager shall, to the full extent lawful, reimburse, indemnify and hold harmless the Company, the Subsidiaries, the stockholders, members and partners of the Subsidiaries and the directors, officers and employees, if any, of the Company and the Subsidiaries and each Person, if any, controlling the Company (each, a “Company Indemnified Party”; a Manager Indemnified Party and a Company Indemnified Party are each sometimes hereinafter referred to as an “Indemnified Party”) with respect to all Losses in respect of or arising from any acts or omissions under this Agreement constituting bad faith, willful misconduct, gross negligence or reckless disregard of the duties of the Manager under this Agreement or any claims by the Manager’s employees relating to the terms and conditions of their employment by the Manager. (c) In case any such claim, suit, action or proceeding (a “Claim”) is brought against any Indemnified Party in respect of which indemnification may be sought by such Indemnified Party pursuant hereto, the Indemnified Party shall give prompt written notice thereof to the indemnifying party, which notice shall include all documents and information in the possession of or under the control of such Indemnified Party reasonably necessary for the evaluation and/or defense of such Claim and shall specifically state that indemnification for such Claim is being sought under this Section; provided, however, that the failure of the Indemnified Party to so notify the indemnifying party shall not limit or affect such Indemnified Party’s rights

27 other than pursuant to this Section unless the failure to provide such notice results in material prejudice to the indemnifying party. Subject to any applicable insurance policy’s terms and conditions, upon receipt of such notice of Claim (together with such documents and information from such Indemnified Party), the indemnifying party shall, at its sole cost and expense, in good faith defend any such Claim with counsel reasonably satisfactory to such Indemnified Party, which counsel may, without limiting the rights of such Indemnified Party pursuant to the next succeeding sentence of this Section, also represent the indemnifying party in such investigation, action or proceeding. In the alternative, such Indemnified Party may elect to conduct the defense of the Claim, if (1) such Indemnified Party reasonably determines that the conduct of its defense by the indemnifying party could be materially prejudicial to its interests, (2) the indemnifying party refuses to assume such defense (or fails to give written notice to the Indemnified Party within ten (10) days of receipt of a notice of Claim that the indemnifying party assumes such defense), or (3) the indemnifying party shall have failed, in such Indemnified Party’s reasonable judgment, to defend the Claim in good faith. The indemnifying party may settle any Claim against such Indemnified Party, provided, that (1) such settlement is without any Losses whatsoever to such Indemnified Party, (2) the settlement does not include or require any admission of liability or culpability by such Indemnified Party and (3) the indemnifying party obtains an effective written release of liability for such Indemnified Party from the party to the Claim with whom such settlement is being made, which release must be reasonably acceptable to such Indemnified Party, and a dismissal with prejudice with respect to all claims made by the party against such Indemnified Party in connection with such Claim. The applicable Indemnified Party shall reasonably cooperate with the indemnifying party, at the indemnifying party’s sole cost and expense, in connection with the defense or settlement of any Claim in accordance with the terms hereof. If such Indemnified Party is entitled pursuant to this Section 9 to elect to defend such Claim by counsel of its own choosing and so elects, then the indemnifying party shall be responsible for any good faith settlement of such Claim entered into by such Indemnified Party. Except as provided in the immediately preceding sentence, no Indemnified Party may pay or settle any Claim and seek reimbursement therefor under this Section 9. (d) Any Indemnified Party entitled to indemnification hereunder shall first seek recovery from any other indemnity then available with respect to portfolio entities and/or any applicable insurance policies by which such Indemnified Party is indemnified or covered prior to seeking recovery hereunder and shall obtain the written consent of the Company and the Operating Partnership or the Manager (as applicable) prior to entering into any compromise or settlement which would result in an obligation of the Company and the Operating Partnership or the Manager (as applicable) to indemnify such Indemnified Party. If such Indemnified Party shall actually recover any amounts under any applicable insurance policies or other indemnity then available, it shall offset the net proceeds so received against any amounts owed by the Company and the Operating Partnership or the Manager (as applicable) by reason of the indemnity provided hereunder or, if all such amounts shall have been paid by the Company and the Operating Partnership or the Manager (as applicable) in full prior to the actual receipt of such net insurance proceeds, it shall pay over such proceeds (up to the amount of indemnification paid by the Company and the Operating Partnership or the Manager (as applicable) to such Indemnified Party) to the Company and the Operating Partnership or the Manager (as applicable). If the amounts in respect of which indemnification is sought arise out of the conduct of the business and affairs of the Company and the Operating Partnership or the Manager and also of any other Person or entity for which the Indemnified Party hereunder was then acting in a similar capacity,

28 the amount of the indemnification to be provided by the Company and the Operating Partnership or the Manager (as applicable) may be limited to the Company’s and the Operating Partnership’s or the Manager’s (as applicable) allocable share thereof if so determined by the Company and the Operating Partnership or the Manager (as applicable) in good faith. Notwithstanding anything to the contrary in this Section 9 and for greater certainty it is understood and/or agreed that, to the extent that an Indemnified Party is also entitled to be indemnified by one or more portfolio entities, it is intended that (1) such portfolio entities shall be the indemnitors of first resort, (2) the Company’s and the Operating Partnership’s or the Manager’s (as applicable) obligation, if any, to indemnify any Indemnified Party shall be reduced by any amount that such Indemnified Party shall collect as indemnification from such entity and from any then available insurance policies, which the Indemnified Party shall have an obligation to seek payment from prior to seeking payment from the Company and the Operating Partnership or the Manager in respect of such Claims, and (3) if the Company and the Operating Partnership or the Manager pays or causes to be paid any amounts that should have been paid by such portfolio entity or under such insurance policies, then (x) the Company and the Operating Partnership or the Manager (as applicable) shall be fully subrogated to all rights of the relevant Indemnified Party with respect to such payment, and (y) each relevant Indemnified Party shall assign to the Company and the Operating Partnership or the Manager (as applicable) all of the Indemnified Party’s rights to indemnification from or with respect to such entity’s indemnification. (e) The provisions of this Section 9 shall survive the expiration or earlier termination of this Agreement. Section 10. No Joint Venture. The Company, the Operating Partnership and the Manager are not partners or joint venturers with each other and nothing herein shall be construed to make them such partners or joint venturers or impose any liability as such on any of them. Section 11. Term; Termination. (a) [Intentionally Omitted.] (b) Automatic Renewal Terms. This Agreement shall become effective on the date hereof and shall be deemed renewed automatically each year for an additional one-year period (an “Automatic Renewal Term”) unless the Company or the Manager terminates this Agreement in accordance with Section 11(c) of this Agreement. (c) Termination of this Agreement. Notwithstanding any other provision of this Agreement to the contrary, upon the expiration of any Automatic Renewal Term and upon at least 180 days’ prior written notice to the Manager or the Company, as applicable (the “Termination Notice”), either (1) the Company may (without cause) decline to renew this Agreement (any such nonrenewal, a “Termination Without Cause”) upon the affirmative vote of at least two-thirds of the Independent Directors based upon (A) unsatisfactory performance by the Manager that is materially detrimental to the Company and the Subsidiaries or (B) the determination that the compensation payable to the Manager under this Agreement (including amounts sought for expense reimbursement) is not fair; or (2) the Manager (without cause) may, in connection with the expiration of any Automatic Renewal Term, decline to renew this Agreement (any such nonrenewal, a “Nonrenewal Termination”), in which case the Operating

29 Partnership shall not be required to pay the Termination Fee to the Manager; provided, that the Company shall not have the right to terminate this Agreement under clause (B) above if the Manager agrees to continue to provide services under this Agreement for compensation that at least two-thirds of the Independent Directors determine to be fair pursuant to the procedures set forth below. If the Company (but not the Manager) issues the Termination Notice for a Termination Without Cause, the Operating Partnership shall be obligated to pay the Manager the Termination Fee within 90 days of the last day of the Automatic Renewal Term (the “Effective Termination Date”); provided, however, that in the event a Termination Notice is given in connection with a determination that the compensation payable to the Manager is not fair, the Manager shall have the right to renegotiate such compensation by delivering to the Company and the Operating Partnership, no fewer than 45 days prior to the prospective Effective Termination Date, written notice (any such notice, a “Notice of Proposal to Negotiate”) of its intention to renegotiate its compensation under this Agreement. Thereupon, the Company (represented by the Independent Directors), the Operating Partnership and the Manager shall endeavor to negotiate in good faith the revised compensation payable to the Manager under this Agreement. Provided that the Manager, the Company and the Operating Partnership agree to the terms of the revised compensation to be payable to the Manager within 45 days following the receipt of the Notice of Proposal to Negotiate, the Termination Notice shall be deemed of no force and effect and this Agreement shall continue in full force and effect on the terms stated in this Agreement, except that the compensation payable to the Manager hereunder shall be the revised compensation then agreed upon by the parties to this Agreement. The Company, the Operating Partnership and the Manager agree to execute and deliver an amendment to this Agreement setting forth such revised compensation promptly upon reaching an agreement regarding the same. In the event that the Company, the Operating Partnership and the Manager are unable to agree to the terms of the revised compensation to be payable to the Manager during such 45-day period, this Agreement shall terminate, such termination to be effective on the date which is the later of (A) 10 days following the end of such 45-day period and (B) the Effective Termination Date originally set forth in the Termination Notice. The Manager shall cooperate with the Company and the Subsidiaries in executing an orderly transition of the management of the Company’s and the Subsidiaries’ assets to a new manager. The Company may terminate this Agreement upon the occurrence of a Cause Event pursuant to Section 13 of this Agreement even after a Termination Without Cause or Nonrenewal Termination and no Termination Fee shall be payable. (d) If this Agreement is terminated pursuant to this Section 11 or pursuant to Section 12, 13 or 14, such termination shall be without any further liability or obligation of any party to the other, except with respect to the payment of a Termination Fee, if applicable, and except as provided in Sections 6, 8 and 15 of this Agreement; provided that notwithstanding the foregoing, the Manager shall be liable to the Company for any breach of this Agreement, and nothing herein shall limit the Company from pursuing any and all remedies available to it at law or equity in connection with any such breach. In addition, Sections 9, 16, 17(e) and 17(f) of this Agreement shall survive termination of this Agreement. Section 12. Assignments. (a) Except as set forth in Section 12(b) of this Agreement, this Agreement shall terminate automatically without payment of the Termination Fee in the event of its assignment, in whole or in part, by the Manager, unless such assignment is consented

30 to in writing by the Company with the consent of a majority of the Independent Directors. Any such permitted assignment shall bind the assignee under this Agreement in the same manner as the Manager is bound, and the Manager shall be liable to the Company and the Subsidiaries for all errors or omissions of the assignee under any such assignment. In addition, the assignee shall execute and deliver to the Company and the Operating Partnership a counterpart of this Agreement naming such assignee as the Manager. This Agreement shall not be assigned by the Company or the Operating Partnership without the prior written consent of the Manager, except in the case of assignment by the Company or the Operating Partnership to another REIT (in the case of the Company) or other organization which is a successor (by merger, consolidation, purchase of assets, or similar transaction) to the Company or the Operating Partnership, in which case such organization shall be bound under this Agreement and by the terms of such assignment in the same manner as the Company and the Operating Partnership are bound under this Agreement. (b) Notwithstanding any provision of this Agreement, the Manager may subcontract and assign any or all of its responsibilities under this Agreement to any of its Affiliates in accordance with the terms of this Agreement applicable to any such subcontract or assignment, and the Company and the Operating Partnership hereby consent to any such assignment and subcontracting. In addition, provided that the Manager provides prior written notice to the Company and the Operating Partnership for informational purposes only, nothing contained in this Agreement shall preclude any pledge, hypothecation or other transfer of any amounts payable to the Manager under this Agreement. In addition, the Manager may assign one or more of its duties under this Agreement to any of its Affiliates without the approval of the Independent Directors if such assignment does not require their approval under the Investment Advisers Act of 1940, as amended. Section 13. Termination by the Company Upon a Cause Event. At the option of the Company and at any time during the term of this Agreement, this Agreement shall be and become terminated upon at least 30 days’ prior written notice of termination from the Board of Directors to the Manager, without payment of the Termination Fee, upon the occurrence of a Cause Event, which shall be determined by a majority of the Independent Directors. If any Cause Event shall occur, the Manager shall give prompt written notice thereof to the Board of Directors. The Board of Directors may exercise its right to terminate the Manager as provided in this Section 13 for a period of 60 days following receipt of such notice. Section 14. Termination by the Manager for Cause. (a) At the option of the Manager and at any time during the term of this Agreement, this Agreement shall be and become terminated upon at least 60 days’ prior written notice of termination from the Manager to the Company and the Operating Partnership, with payment of the Termination Fee, if the Company or the Subsidiaries shall have defaulted in the performance of any material term of this Agreement, and such default has continued uncured for a period of 30 days after the Company’s and the Operating Partnership’s receipt of written notice of such default from the Manager.

31 (b) At the option of the Manager and at any time during the term of this Agreement, this Agreement shall be and become terminated, without payment of the Termination Fee, if the Company becomes required to register as an investment company under the Investment Company Act, with such termination deemed to occur immediately before such event. Section 15. Action Upon Termination. From and after the effective date of termination of this Agreement pursuant to Section 11, 12, 13 or 14 of this Agreement, the Manager shall not be entitled to compensation for further services hereunder, but shall be paid all compensation accruing to the date of termination and, if the Manager is so entitled in accordance with the terms of this Agreement, the Termination Fee. Upon any such termination, the Manager shall forthwith: (a) after deducting any accrued compensation and reimbursement for its expenses to which it is then entitled, pay over to the Company or a Subsidiary all money collected and held for the account of the Company or a Subsidiary pursuant to this Agreement; (b) deliver to the Board of Directors a full accounting, including a statement showing all payments collected by it and a statement of all money held by it, covering the period following the date of the last accounting furnished to the Board of Directors with respect to the Company and any Subsidiary; and (c) deliver to the Board of Directors all property and documents of the Company and any Subsidiary then in the custody of the Manager. Section 16. Release of Money or Other Property Upon Written Request. The Manager agrees that any money or other property of the Company or any Subsidiary held by the Manager shall be held by the Manager as custodian for the Company or such Subsidiary, and the Manager’s records shall be appropriately and clearly marked to reflect the ownership of such money or other property by the Company or such Subsidiary. Upon the receipt by the Manager of a written request signed by a duly authorized officer of the Company requesting the Manager to release to the Company any money or other property then held by the Manager for the account of the Company or any Subsidiary under this Agreement, the Manager shall release such money or other property to the Company or any Subsidiary within a reasonable period of time, but in no event later than 45 days following such request. Upon delivery of such money or other property to the Company, the Manager shall not be liable to the Company, any Subsidiary, the Board of Directors, or the Stockholders or the interest holders of any Subsidiary for any acts or omissions by the Company or any Subsidiary in connection with the money or other property released in accordance with this Section. The Company and the Operating Partnership shall indemnify the Manager and its Affiliates and their respective managers, officers, directors, trustees, employees and members and any Person providing sub-advisory services to the Manager against any and all expenses, losses, damages, liabilities, demands, charges and claims of any nature whatsoever (including reasonable attorneys’ fees), which arise in connection with the Manager’s release of such money or other property in accordance with the terms of this Section 16. Indemnification pursuant to this provision shall be in addition to any right of the Manager to indemnification under Section 9 of this Agreement.

32 Section 17. Miscellaneous. (a) Notices. All notices, requests and demands to or upon the respective parties hereto to be effective shall be in writing (including by telecopy or electronic mail), and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when delivered against receipt or upon actual receipt of (1) personal delivery, (2) delivery by reputable overnight courier, (3) delivery by electronic mail, (4) delivery by facsimile transmission with telephonic confirmation or (5) delivery by registered or certified mail, postage prepaid, return receipt requested, addressed as set forth below (or to such other address as may be hereafter notified by the respective parties hereto in accordance with this Section 17): The Company and the Operating Partnership: Angel Oak Mortgage REIT, Inc. Angel Oak Mortgage Operating Partnership, LP 3344 Peachtree Road NE, Suite 1725 Atlanta, Georgia 30326 Attention: Corporate Secretary Email: brandon.filson@angeloakcapital.com angeloakreitaccounting@angeloakcapital.com with a copy to: Sidley Austin LLP 787 Seventh Avenue New York, New York 10019 Attention: J. Gerard Cummins, Esq. Email: jcummins@sidley.com Fax: (212) 839-5300 The Manager: Falcons I, LLC 3344 Peachtree Road NE, Suite 1725 Atlanta, Georgia 30326 Attention: Secretary Email: brandon.filson@angeloakcapital.com angeloakreitaccounting@angeloakcapital.com with a copy to: Sidley Austin LLP 787 Seventh Avenue New York, New York 10019 Attention: J. Gerard Cummins, Esq. Email: jcummins@sidley.com Fax: (212) 839-5300 (b) Binding Nature of Agreement; Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, personal representatives, successors and assigns as provided herein. (c) Integration. This Agreement contains the entire agreement and understanding among the parties hereto with respect to the subject matter hereof, and supersedes

33 all prior and contemporaneous agreements, understandings, inducements and conditions, express or implied, oral or written, of any nature whatsoever with respect to the subject matter hereof. The express terms hereof control and supersede any course of performance and/or usage of the trade inconsistent with any of the terms hereof. Without limiting the foregoing, the Company and the Operating Partnership shall not have any obligations to the Manager, monetary or otherwise, with respect to any agreement or arrangement entered into prior to the date hereof. (d) Amendments. Neither this Agreement, nor any terms hereof, may be amended, supplemented or modified except in an instrument in writing executed by the parties hereto. (e) GOVERNING LAW. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK. EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK AND THE UNITED STATES DISTRICT COURT FOR ANY DISTRICT WITHIN SUCH STATE FOR THE PURPOSE OF ANY ACTION OR JUDGMENT RELATING TO OR ARISING OUT OF THIS AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY AND TO THE LAYING OF VENUE IN SUCH COURT. (f) WAIVER OF JURY TRIAL. EACH PARTY HERETO ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES AND, THEREFORE, EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT TO ANY ACTION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. (g) No Waiver; Cumulative Remedies. No failure to exercise and no delay in exercising, on the part of a party hereto, any right, remedy, power or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law. (h) Costs and Expenses. Each party hereto shall bear its own costs and expenses (including the fees and disbursements of counsel and accountants) incurred in connection with the negotiations and preparation of and the closing under this Agreement, and all matters incident thereto. (i) Termination of Amended and Restated Prior Agreement. The Company, the Operating Partnership and the Manager agree that this Agreement hereby supersedes and replaces the Amended and Restated Prior Agreement, and further agree that the Amended and

34 Restated Prior Agreement is hereby terminated except with respect to any provision thereof that by its terms provides that such provision shall survive the termination of the Amended and Restated Prior Agreement. (j) Section Headings. The section and subsection headings in this Agreement are for convenience of reference only and shall not be deemed to alter or affect the interpretation of any provisions hereof. (k) Counterparts. This Agreement may be executed by the parties to this Agreement on any number of separate counterparts (including by facsimile), and all of said counterparts taken together shall be deemed to constitute one and the same instrument. (l) Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

[Signature Page to Management Agreement] v. IN WITNESS WHEREOF, each of the parties hereto have executed this Management Agreement as of the date first written above. ANGEL OAK MORTGAGE REIT, INC. By: /s/ Brandon Filson Name: Brandon Filson Title: Chief Financial Officer and Treasurer ANGEL OAK MORTGAGE OPERATING PARTNERSHIP, LP By: ANGEL OAK MORTGAGE OP GP, LLC, its General Partner By: /s/ Brandon Filson Name: Brandon Filson Title: Corporate Secretary FALCONS I, LLC By: /s/ Sreeni Prabhu Name: Sreeni Prabhu Title: Co-President

Exhibit A Ex. A-1 v. Investment Guidelines Capitalized terms used but not defined herein shall have the meanings ascribed thereto in that certain Management Agreement, dated as of October 1, 2025, as may be amended from time to time, by and among the Company, the Operating Partnership and the Manager. 1. No investment shall be made that would cause the Company to fail to qualify as a REIT under the Code; 2. No investment shall be made that would cause the Company or any of the Subsidiaries to be regulated as an investment company under the Investment Company Act; 3. Investments will be predominantly in the Company’s Target Assets; 4. Prior to the deployment of capital into the Company’s Target Assets, the Manager may cause the capital of the Company and the Subsidiaries to be invested in any short-term investments in money market funds, bank accounts, overnight repurchase agreements with primary U.S. Federal Reserve Bank dealers collateralized by direct U.S. government obligations and other instruments or investments determined by the Manager to be of high quality; and 5. The acquisition of any Target Assets by the Company or any Subsidiary from Angel Oak Mortgage Lending or other Affiliate of the Manager shall require the approval of the Affiliated Transactions and Risk Committee. These Investment Guidelines may be amended, restated, modified, supplemented or waived by the Board of Directors (which must include a majority of the Independent Directors) from time to time without the approval of, or prior notice to, the Stockholders.